CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-46490 and 811-6604) of our report dated April 26, 2017 on the financial statements and financial highlights of Dreyfus BASIC Money Market Fund, Inc. included in its annual report for the fiscal year ended February 28, 2017.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

June 26, 2017